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                                                                  EXHIBIT 4.3

                            DUPONT PHOTOMASKS, INC.
                  1997 STOCK OPTION AND RESTRICTED STOCK PLAN

                          NON-QUALIFIED STOCK OPTION
                                   AGREEMENT

    This document sets forth the Non-qualified Stock Option Terms And Conditions (hereinafter "T&Cs") effective as of July 28, 1997, by and between DUPONT PHOTOMASKS, INC., a Company organized under the laws of Delaware (the "Company"), and ________________ an individual (the "Grantee");

                                  BACKGROUND

     The Company's Board of Directors and stockholders have approved the Company's 1997 Stock Option and Restricted Stock Plan (the "Plan"), which provides for the grant of options to purchase the common stock, par value $.01, of the Company ("Common Stock") (a) to provide greater incentive for employees of the Company who are or will be primarily responsible for the growth and success of the business to exert their best efforts on behalf of the Company, and (b) to further the identity of interests of such employees with those of the Company stockholders generally by encouraging them to acquire stock ownership in the Company.

    The Board of Directors or its committee has selected the Grantee to participate in the Plan and has granted the stock option described in these T&Cs to the Grantee pursuant to the following terms and conditions:

1. GRANT OF OPTION. Subject to the terms and conditions set forth in the Plan and hereinafter, the Company hereby grants to the Grantee a nonqualified option (the "Option") to purchase all or any part of an aggregate number of _______ shares of Common Stock (such shares, as increased or decreased in accordance with Section 7 hereof, being referred to hereinafter as the "Option Shares") at an exercise price of $______ per share (hereinafter the "Exercise Price").

2. OPTION EXERCISE PERIOD. The Option shall be first vested and exercisable as to twenty-five percent (25%) of the Option Shares on _________, and shall become vested and exercisable as to an additional twenty-five percent (25%) of the Option Shares upon the expiration of each additional year thereafter until ___________, at which time the Option shall be vested and exercisable in full. The Option shall expire and terminate as to any Option Shares not purchased by the Grantee on or before ______________ (the "Expiration Date"), subject to earlier termination as set forth herein.

3. METHOD OF EXERCISING THE OPTION. The Company has retained a Plan Administrator to administer the Plan. The Option shall be exercised by the Grantee delivering to the Plan Administrator such authorization to Plan Administrator as required to process a cash or


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cashless exercise.  The minimum number of options you may exercise at any one time is twenty (20) shares.

4. TRANSFERABILITY. The Option shall not be transferable or assignable, in whole or in part, except as otherwise provided in these T&Cs. The Option shall be exercisable (i) only by the Grantee during his lifetime, or (ii) in the event of his death, by his heirs, representatives, distributees, or legatees in accordance with his will or the laws of descent and distribution.

5. TAX WITHHOLDING. Any provision of these T&Cs to the contrary notwithstanding, the Company may take such steps as it deems necessary or desirable for the withholding of any taxes that are required by laws or regulations of any governmental authority, (federal, state or local, domestic or foreign) to withhold taxes in connection with any of the Options subject hereto.

6. NO RIGHTS AS STOCKHOLDER. The Grantee shall not have any rights as a stockholder with respect to any of the Option Shares until the date of issuance by the Company to the Grantee of a stock certificate representing such Option Shares. Except as otherwise provided in Section 9 hereof, the Grantee shall not be entitled to any dividends, cash or otherwise, or any adjustment of the Option Shares for such dividends, if the record date therefor is prior to the date of issuance of such stock certificate. Upon valid exercise of the Option by the Grantee, the Company agrees to cause a valid stock certificate for the number of Option Shares then purchased to be issued and delivered to the Grantee within five (5) business days thereafter.

7.  CORPORATE PROCEEDINGS OF THE COMPANY.

    (a) The existence of the Option shall not affect in any way the right or power of the Company or its officers, directors and shareholders, as the case may be, to (i) make or authorize any adjustments, recapitalizations, reorganizations or other changes in the capital structure or business of the Company, (ii) participate in any merger or consolidation of the Company, (iii) issue any Common Stock, bonds, debentures, preferred or prior preference stock or any other securities affecting the Common Stock or the rights of holders thereof, (iv) dissolve or liquidate the Company, (v) sell or transfer all or any part of the assets or business of the Company, or (vi) perform any other corporate act or proceedings, whether of a similar character or otherwise.

    (b) If the Company merges into or with or consolidates with (such events collectively referred herein as a "Merger") any corporation or corporations and is not the surviving corporation, or the Company becomes a wholly-owned subsidiary of any corporation, then the surviving or parent corporation may assume the Option or substitute a new option of the surviving or parent corporation for the Option; provided, however, that the excess of the aggregate fair market value of the securities subject to the Option immediately after such assumption, or the new option immediately after such substitution, over the aggregate Exercise Price of such shares must be, based upon a good faith determination by the Board of Directors of the Company, not less than the excess of the aggregate fair market value of the


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Common Stock subject to the Option immediately before such substitution or assumption over the aggregate Exercise Price of such Common Stock.

    (c) In the event that the surviving or parent corporation does not utilize the provisions of (b) above, or in the event of a dissolution or liquidation of the Company, the Company shall cause written notice of such Merger or dissolution or liquidation (and the material terms and conditions thereof) to be delivered to the Grantee at least ten (10) days prior to the proposed effective date (the "Effective Date") of such event. The Grantee shall be entitled to exercise the Option until the Effective Date. To the extent that the Merger or liquidation is consummated after the Effective Date, the Option shall terminate and the Company shall have no further obligations of any type hereunder. The provisions of this paragraph shall not apply to any merger or reorganization, the principal purpose of which is to change the jurisdiction of the domicile of the Company.

    (d) If, while the Option is outstanding, the Company shall effect a subdivision or consolidation of the shares of Common Stock or other capital readjustment, the payment of a common stock dividend, or other increase or reduction of the number of shares of Common Stock outstanding, without receiving compensation therefor in money, services or property, then (i) in the event of an increase in the number of shares of Common Stock outstanding, the number of Option Shares shall be proportionately increased, and the per share Exercise Price shall be proportionately reduced, and (ii) in the event of a reduction in the number of shares of Common Stock outstanding, the number of Option Shares shall be proportionately reduced, and the per share Exercise Price shall be proportionately increased. No fractional share of Common Stock shall be issued upon any such exercise and the Exercise Price shall be appropriately reduced on account of any fractional share not issued.

    (e) The issuance by the Company of shares of stock of any class of securities convertible into shares of stock of any class, including Common Stock, for cash, property, labor or services rendered, either upon direct sale or upon the exercise of rights, options, or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Option Shares or the Exercise Price.

8. REGISTRATION RIGHTS. The Grantee shall have no registration rights with respect to the Option Shares.

9.  TERMINATION.

    (a) If the Grantee for any reason whatsoever, ceases to be employed by the Company or a plan company, the Grantee will forfeit all rights to and under the unvested portion of the Option. (This forfeiture shall not occur in the case of death, retirement by separation from service from the Company or a plan company at age 62 or greater with five (5) years service, or termination by the Company or a plan company due to divestiture or lack of work.)


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    (b)  In the event that the Grantee dies, retires or is terminated, whichever shall first occur, and such death occurs more than six (6) months after the date of these T&Cs or such retirement or termination occurs more than one (1) year after the date of these T&Cs, and prior to such time the Grantee was employed at all times from the date of this Agreement until the date of such death, retirement or termination, the Option will become immediately exercisable in full. The Option may be exercised by Grantee or a legatee or legatees of the Grantee under the Grantee's will, or by the Grantee's personal representatives or distributees, at any time within three (3) years after the date of death, retirement or termination, or the Expiration Date, whichever is earlier, and if not so exercised, the Option shall thereupon terminate.

    Nothing in (a) or (b) shall extend the time for exercising the Option granted pursuant to these T&Cs beyond the Expiration Date.

10. PLAN INCORPORATED. The Grantee accepts the Option granted herein subject to all the provisions of the Plan, which are incorporated herein.

11. EMPLOYMENT RELATIONSHIP. The rights and obligations arising under these T&Cs are not intended to and do not affect the employment relationship that otherwise exists between the Company and the Grantee, whether such employment relationship is at will or defined by an employment contract. Moreover, these T&Cs are not intended to and do not amend any existing employment contract between the Company and the Grantee; to the extent there is a conflict between these T&Cs and such an employment contract, the employment contract shall govern and take priority.

12. TRANSFERABILITY; BINDING EFFECT. The Option shall be transferable only as set forth in Section 4. Subject to the foregoing, all covenants, terms, agreements and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Company and the Grantee and their respective successors and assigns.

13. APPLICABLE LAW. THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THESE T&Cs SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

14. ENTIRE AGREEMENT. These T&Cs embody the entire agreement and understanding between the Company and the Grantee relating to the subject matter hereof.

                            David S. Gino
                            Executive Vice President
                            Chief Financial Officer